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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
AirGate PCS, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of AirGate PCS, Inc. and subsidiaries of our reports dated November 10, 2000, with respect to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended September 30, 2000, the nine month period ended September 30, 1999, and the year ended December 31, 1998, and the related financial statement schedule, which reports appear in the September 30, 2000, annual report on Form 10-K of AirGate PCS, Inc. and subsidiaries, and to the reference to our firm under the heading "Experts" in the prospectus.
                                                        /s/ KPMG LLP
                                          _____________________________________

Atlanta, Georgia
November 13, 2001